United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

TRANSCEND SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-18217	33-0378756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475

Atlanta, Georgia 30326

(Address of Principal Executive Offices)

(Zip Code)

(404) 364-8000

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 4, 2007, Larry G. Gerdes, Chief Executive Officer of Transcend Services, Inc. (the “Company”), entered into a selling plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“the Plan”), pursuant to which he may sell shares of the Company’s common stock. Under Rule 10b5-1, corporate insiders may adopt a prearranged plan for the sale of Company securities when they are not in possession of material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. The transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Under the Plan, Mr. Gerdes may systematically sell up to 200,000 shares of the Company’s common stock in a non-discretionary manner, subject to certain limitations, on a periodic basis through June 30, 2008. As of April 5, 2007, Mr. Gerdes was beneficial owner of 1,116,174 shares of the Company’s common stock. If the Plan is fully executed and no other changes occur to his ownership, Mr. Gerdes would reduce his beneficial ownership by 18% to 916,174 shares of the Company’s common stock.

Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company, nor to report modifications, terminations, transactions or other activities under such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSCEND SERVICES, INC.

	By:	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer

Dated: June 4, 2007